UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 1, 2013 (January 29, 2013)

Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.

(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

212 West 35th Street, Second Floor, New York, NY 10001

(Address of principal executive offices and zip code)

(212) 356-9500

(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services, Inc.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 8.01 Other Events

The Company is revising full year consolidated 2012 guidance upwards due primarily to revised projected results in the small business finance and electronic payment processing segments. The Company now expects diluted EPS of between $0.14 and $0.15 per share, from its previously forecasted range of $0.12 to $0.15 per share, and pretax income of between $9.0 million and $9.5 million, from its previous guidance range of $7.5 million to $10.0 million. These are early estimates prior to the Company’s final release of earnings on February 27, 2013. The Company thought it would be prudent to revise its consolidated guidance and its estimates for the small business finance segment which over-performed for the year, and in the electronic payment processing segment which underperformed significantly, prior to earnings release on February 27th.

The small business finance segment is expected to exceed the midpoint of previous 2012 guidance by approximately $1.35 million to $1.65 million due to increased originations in 2012, continued pricing improvements on sales of guaranteed portions of our SBA 7(a) loans, diminished credit exposures and a decline in expectations of future losses. Our electronic payment processing segment is revising its pretax income guidance downward by $1.45 million to $1.60 million. This downward revision was due to the Company recording a $1.5 million provision for increased charge back losses all related to one particular independent sales agent across multiple merchant accounts.

At the present time, the Company is reaffirming its previously announced 2013 guidance and may revise it with its earnings release on February 27, 2013.

The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: February 1, 2013	/s/ Barry Sloane
Barry Sloane
Chairman of the Board and Chief Executive Officer